Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2023, with respect to the financial statements of the NFT Gaming Company, Inc. as of and for the year ended December 31, 2022 and as of and for the period ended December 31, 2021, included in the Company’s annual report on Form 10-K for the year ended December 31, 2022.

D. Brooks and Associates CPAs, P.A.

Palm Beach Gardens, FL

April 21, 2023